UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

PEREGRINE INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party: Peregrine Industries, Inc.
4) Date Filed: January 11, 2008

INFORMATION STATEMENT
OF
PEREGRINE INDUSTRIES, INC.
90 JOHN STREET, SUITE 626
NEW YORK, NY 10038
TELEPHONE (646) 202-9679

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about January 14, 2008 to the shareholders of record as of the close of business on December 28, 2007 of the common stock of Peregrine Industries, Inc. ("Peregrine"). At the record date there were a total of 50,420,000 shares of common stock, par value $0.0001, having one vote per share  ("common Stock").

Peregrine's board of directors has approved, and stockholders owning 32,400,000 shares of the 50,420,000 shares of Peregrine's issued and outstanding shares as of December 28, 2007, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of outstanding shares of common stock and are sufficient under Title XXXVI, Chapter 607, Section 0704 of the Florida Statutes and Peregrine's by-laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Peregrine for a vote, and this Information Statement is being furnished to stockholders of record to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of Chapter 607, Section 0704 of the Florida Statutes.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Peregrine will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

Peregrine will only deliver one Information Statement to multiple security holders sharing an address unless Peregrine has received contrary instructions from one or more of the security holders. Upon written or oral request, Peregrine will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

PEREGRINE INDUSTRIES, INC.
90 JOHN STREET, SUITE 626
NEW YORK, NY 10038
TELEPHONE (646) 202-9679
Attn: Richard Rubin, CEO and Chairman

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Peregrine’s by-laws and Title XXXVI, Chapter 607, Section 0704 of the Florida Statutes, a vote by the holders of at least a majority of Peregrine's issued and outstanding shares are required to effect the action described herein. Peregrine’s articles of incorporation do not authorize cumulative voting. As of the record date, Peregrine had 50,420,000 shares of common stock issued and outstanding of which 25,210,001 shares are required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of 32,400,000 shares of Peregrine's shares of common stock as of December 28, 2007, which represents 64.26% of the issued and outstanding shares of Peregrine. Pursuant to Title XXXVI, Chapter 607, Section 0704 of the Florida Statutes, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated December 27, 2007, attached hereto as Exhibit A. No consideration was paid for these consents. The consenting stockholders' names, affiliations with Peregrine, and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares Beneficially Held	Percentage
Richard Rubin	Chief Executive Officer, CFO and Chairman	11,000,000	21.82%
Ivo Heiden	Shareholder	11,000,000	21.82%
Thomas J. Craft, Jr.	Shareholder	10,400,000	20.62%
Total		32,400,000	64.26%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 28, 2007, certain information regarding the ownership of Peregrine’s capital stock by Peregrine's sole director and executive officer and each person who is known to Peregrine to be a beneficial owner of more than 5% of Peregrine’s shares. Unless otherwise indicated below, to Peregrine’s knowledge, all persons listed below have sole voting and investing power with respect to their shares, except to the extent authority is shared by spouses under applicable community property laws. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Name of Beneficial Owner	common Stock Beneficially Owned (1)	Percentage of common Stock Owned (1)
Richard Rubin	11,000,000	21.82%
90 John Street, Suite 626
New York, NY 10038
Thomas J. Craft, Jr.	11,000,000	21.82%
11000 Prosperity Farms Road
Palm Beach Gardens, FL 33410
Ivo Heiden	10,400,000	20.63%
90 John Street, Suite 626
New York, NY 10038
Merrill Yarbrough	8,731,667	17.31%
2905 Via Napoli
Deerfield Beach, FL 33442
All Directors and Executive Officers as a Group (1 person)	11,000,000	21.82%
(1) Applicable percentage ownership is based on 50,420,000 shares of common stock outstanding as of December 28, 2007.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Peregrine's board of directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, to effect a one-for-hundred (1:100) reverse stock split of the common stock of Peregrine (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the first whole integer. The Board and the consenting stockholders believe that the Reverse Split is in Peregrine's best interests, principally because it will enable Peregrine to issue additional shares in connection with a reverse merger or other business-combination transaction related to its ongoing efforts to acquire an operating business. As of the date of this Information Statement, Peregrine is not negotiating with any party nor has it identified any potential business combination candidate.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Peregrine's common stock from 50,420,000 shares to approximately 504,200 shares of common stock issued and outstanding. The Company's authorized number of common Stock, 100,000,000 shares, par value $0.0001, and Preferred Stock, 5,000,000 shares, par value $0.0001, will remain the same after the Reverse Split.

The Reverse Split will affect all of the holders of Peregrine's common stock uniformly and will not materially affect any stockholder's percentage ownership interest in Peregrine or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about January 25, 2008 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of Peregrine's common stock and without regard to current certificates representing shares of Peregrine's common stock being physically surrendered for certificates representing the number of shares of Peregrine common stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the first whole integer.

The Board resolution and stockholders' consents granting the authority to effect a one-for-hundred reverse stock split of the common stock of Peregrine is attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by Peregrine in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse common Stock solely for shares of post-reverse common Stock. The aggregate basis of the shares of the common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of common Stock surrendered in exchange therefore. The holding period of the shares of common Stock to be received in the Reverse Split will include the holding period of the shares of common Stock surrendered in exchange therefor.

Peregrine's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF PEREGRINE COMMON STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
PEREGRINE INDUSTRIES, INC.
a Florida Corporation

The undersigned, being the sole member of the board of directors of Peregrine Industries, Inc., together with the holders of at least a majority of the outstanding shares of Peregrine Industries, Inc., a Florida corporation (the "Corporation"), acting pursuant to the authority granted by Title XXXVI, Chapter 607, Section 0704 of the Florida Statutes and the by-laws of the Corporation, do hereby adopt the following resolutions by written consent as of this 27th day of December 2007:

REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding and reserved shares of common stock of the Corporation, that it is in the best interests of the Corporation and its shareholders that every one hundred (100) issued and outstanding shares of common Stock of the Corporation be automatically split into 1 share of common stock (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the first whole integer.

WHEREAS, subject to and in compliance with Title XXXVI, Chapter 607, Section 0704 of the Florida Statutes, it is deemed to be in the best interests of the Corporation and its shareholders that a record date for the Reverse Stock Split be set as December 28, 2007 (the "Record Date"), such that all persons holding shares of common stock on the Record Date shall have their shares of common stock split applying a ratio of 100 to 1 and that an effective date for the Reverse Split be set on or about January 25, 2008;

NOW, THEREFORE, BE IT RESOLVED, that, every 100 issued and outstanding shares of common stock be and hereby are automatically split into 1 share of common stock, and the resultant share ownership be rounded up to the first whole integer;

RESOLVED FURTHER, that the Record Date be, and hereby is approved;

RESOLVED FURTHER, that, no fractional shares of common stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of common stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common stock of the Corporation. Instead, any fractional share shall be rounded to the nearest first integer whole share. In plain English rounded up to the nearest whole share.

RESOLVED FURTHER, that, subject to the foregoing, the sole officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares of common stock held by each shareholder after giving effect to the Reverse Split and to take such further action as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that the sole officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Richard Rubin:
/s/ Richard Rubin
December 27, 2007

Shareholder: Number of Shares of common Stock: 11,000,000 or 21.82%
/s/ Richard Rubin
Richard Rubin, December 27, 2007

Shareholder: Number of Shares of common Stock: 10,400,000 or 20.62%
/s/ Ivo Heiden
Ivo Heiden, December 27, 2007

Shareholder: Number of Shares of common Stock: 11,000,000 or 21.82%
/s/ Thomas J. Craft, Jr.
Thomas J. Craft, Jr., December 27, 2007